Exhibit 99.1

FOR IMMEDIATE RELEASE

October 23, 2012

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Earnings per Share Increase of 71%

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 125-year-old IBERIABANK (www.iberiabank.com), reported operating results for the third quarter ended September 30, 2012. For the quarter, the Company reported income available to common shareholders of $21 million and fully diluted earnings per share (“EPS”) of $0.73, up 71% compared to the second quarter of 2012. During the third quarter of 2012, the Company incurred costs associated with a recent acquisition and related conversion, branch closures, severance, and process improvements totaling $5 million on a pre-tax basis, or $0.10 per share on an after-tax basis. On an operating basis, EPS in the third quarter of 2012 was $0.83 per share (non-GAAP; refer to press release supplemental table), up $0.29 per share, or 55%, compared to the second quarter of 2012.

The Company completed the acquisition of Florida Gulf Bancorp, Inc. (“Florida Gulf”) on July 31, 2012. Florida Gulf was headquartered in Fort Myers, Florida, and added 10 bank offices in the Fort Myers and Cape Coral markets. The acquisition added $57 million in investment securities, $216 million in loans (after preliminary discounts), and $286 million in deposits ($58 million in noninterest bearing deposits and $228 million in interest bearing deposits). Financial statements reflect the impact of the acquisition beginning on that date and are subject to future refinements to purchase accounting adjustments. The conversions of branch and operating systems were successfully completed over the weekend of August 18-19, 2012. Acquisition and conversion related costs totaled $3 million on a pre-tax basis in the third quarter of 2012, or $0.07 per share on an after-tax basis.

Daryl G. Byrd, President and Chief Executive Officer, commented, “Our financial results for the third quarter demonstrate our significant progress in improving the long-term value of our franchise. We experienced exceptional client growth in loans and deposits, a stable margin, and record results in our mortgage and title insurance businesses. Our operating leverage improved significantly in the third quarter as revenues grew $8 million and expenses were fairly flat. Our investments in new markets and lines of business are exhibiting great promise. Our process improvement initiatives are proceeding on target, though by no means complete.”

Byrd continued, “We welcome the clients, associates, and shareholders of Florida Gulf to our Company. With this combination, we have an organization of enviable strength serving Lee County, Florida.”

Highlights for the Third Quarter of 2012 and September 30, 2012:

•

Increased net interest income and stable net interest margin. Tax equivalent net interest income improved $4 million and the net interest margin declined one basis point on a linked quarter basis to 3.58%. Total revenues increased approximately $8 million, or 6%, while total expenses increased less than $1 million, or 1%.

•

Loan growth of $329 million, or 5%, between quarter-ends (20% annualized rate), excluding loans and other assets covered under FDIC loss share agreements (“Covered Assets”) and loans acquired in the Florida Gulf transaction. On that basis, loans increased $1.1 billion, or 19%, over the past year.

•

Core deposit growth (excluding time deposits and deposits assumed in the Florida Gulf acquisition) of $273 million, or 4% (15% annualized growth) during the quarter, and $980 million, or 15%, over the past year.

•

Noninterest bearing deposits climbed $200 million, or 12%, between June 30, 2012 and September 30, 2012, and $437 million, or 31%, over the past year. Since year-end 2010, noninterest bearing deposits grew $973 million, or 111%, and increased from 11% of total deposits at December 31, 2010 to 19% at September 30, 2012.

•

The loan loss provision in the third quarter of 2012 totaled $4 million compared to $9 million in the second quarter of 2012. Net charge-offs were approximately $1 million in the second quarter of 2012 and $2 million in the third quarter of 2012, equating to 0.07% and 0.10% of average loans, respectively.

•

Continued legacy asset quality strength; Nonperforming assets (“NPAs”), excluding Covered Assets and impaired loans acquired in acquisitions, equated to 0.81% of total assets at September 30, 2012, compared to 0.84% at June 30, 2012. On that basis, loans past due 30 days or more remained stable at 1.30% of total loans at September 30, 2012. Classified assets excluding Covered Assets increased 34 basis points, to 2.28% of total assets at September 30, 2012. The increase in classified assets was due primarily to loans acquired in the Florida Gulf transaction, which were marked to fair value at acquisition.

•	Capital ratios remained strong. At September 30, 2012, the Company’s tangible common equity ratio was 9.01%, tier 1 common ratio was 12.04%, and total risk based capital ratio was 14.54%.

Table A - Summary Financial Results

	For Quarter Ended:			%/Basis Point
	9/30/2011	6/30/2012	9/30/2012	Change
Net Income ($ in thousands)	$16,347	$12,560	$21,234	69%

Per Share Data:
Fully Diluted Earnings	$0.54	$0.43	$0.73	71%
Operating Earnings (Non-GAAP)	0.70	0.54	0.83	55%
Pre-provision Operating Earnings (Non-GAAP)	0.83	0.73	0.92	26%
Tangible Book Value	36.41	37.28	37.07	-1%

Key Ratios:
Return on Average Assets	0.56%	0.43%	0.69%	26	bps
Return on Average Common Equity	4.31%	3.36%	5.56%	220	bps
Return on Average Tangible Common Equity (Non-GAAP)	6.22%	4.86%	7.91%	305	bps
Net Interest Margin (TE)*	3.58%	3.59%	3.58%	(1	)bps
Tangible Efficiency Ratio (TE)* (Non-GAAP)	75.0%	78.2%	74.3%	(393	)bps
Tangible Common Equity Ratio	9.64%	9.37%	9.01%	(36	)bps
Tier 1 Leverage Ratio	10.42%	10.42%	10.01%	(41	)bps
Tier 1 Common Ratio (Non-GAAP)	13.90%	12.97%	12.04%	(93	)bps
Total Risk Based Capital Ratio	16.61%	15.54%	14.54%	(100	)bps
Net Charge-Offs to Average Loans**	0.12%	0.07%	0.11%	4	bps
Nonperforming Assets to Total Assets**	0.89%	0.84%	0.81%	(3	)bps

*	Fully taxable equivalent basis.
**	Excluding FDIC Covered Assets and acquired impaired loans.

Refer to press release supplemental table for a reconciliation of GAAP and non-GAAP measures.

Operating Results

On a linked quarter basis, the average earning asset yield declined six basis points, while the cost of interest bearing liabilities decreased seven basis points. As a result, the tax-equivalent net interest spread remained stable at 3.45% and the net interest margin declined one basis point. On a linked quarter basis, the relatively stable net interest margin and an increase in average earning assets of $333 million, or 3%, resulted in an improvement in tax-equivalent net interest income of $4 million, or 4%.

Table B - Quarterly Average Yields/Cost (Taxable Equivalent Basis)

	For Quarter Ended:			%/Basis Point
	9/30/2011	6/30/2012	9/30/2012	Change
Investment Securities	2.72%	2.40%	2.22%	(18	)bps
Covered Loans, net of loss share receivable	4.93%	5.23%	5.42%	19	bps
Noncovered Loans	4.99%	4.68%	4.55%	(13	)bps

Loans & Loss Share Receivable	4.97%	4.80%	4.71%	(9	)bps
Mortgage Loans Held For Sale	4.19%	3.64%	3.21%	(43	)bps
Other Earning Assets	0.78%	0.84%	0.85%	1	bps

Total Earning Assets	4.39%	4.20%	4.14%	(6	)bps

Interest Bearing Deposits	0.90%	0.65%	0.58%	(7	)bps
Short-Term Borrowings	0.28%	0.24%	0.21%	(3	)bps
Long-Term Borrowings	2.63%	3.07%	3.10%	3	bps

Total Interest Bearing Liabilities	0.98%	0.76%	0.69%	(7	)bps

Net Interest Spread	3.41%	3.45%	3.45%	0	bps
Net Interest Margin	3.58%	3.59%	3.58%	(1	)bps

*	Earning asset yields are shown on a fully taxable equivalent basis.

Movement in the net interest margin was muted during the third quarter as declines in investment securities and non-covered loan yields were partially offset by (1) an improvement in the yield on loans covered under FDIC loss share protection less the FDIC indemnification asset yield, (2) an increase in average noninterest bearing deposits of $133 million, or 8%, on a linked quarter basis, and (3) a decline in interest bearing deposit costs of seven basis points. The increase in the yield on the covered loan portfolio benefitted the net interest margin for the third quarter by approximately three basis points. For the fourth quarter of 2012, the Company projects the prospective yield on the covered loan portfolio net of the FDIC indemnification asset to approximate the level experienced in the third quarter of 2012 and projects the average balance of the net covered loan portfolio to decline approximately $50 million, based on current FDIC loss share accounting assumptions and estimates.

The Company recorded a $4 million loan loss provision in the third quarter of 2012, down $5 million, or 54%, on a linked quarter basis. The Company reported net charge-offs of $2 million in the third quarter of 2012, equal to 0.10% of average loans. Excluding Covered Assets and acquired impaired loans, net charge-offs were 0.11% of average loans in the third quarter of 2012.

Aggregate noninterest income increased $5 million, or 12%, on a linked quarter basis. The primary changes in noninterest income on a linked quarter basis were:

•	Increased gains on the sale of mortgage loans of $5.0 million, or 28%;

•	Increased title insurance revenues of $0.3 million, or 5%; and

•	Increased service charge revenues of $0.3 million, or 5%; partially offset by

•	Decreased gains on the sale of investment securities of $0.9 million, or 95%; and

•	Decreased FDIC reimbursement of $0.4 million.

In the third quarter of 2012, the Company originated $707 million in residential mortgage loans, up $116 million, or 20%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 45% of mortgage loan applications in the third quarter of 2012, compared to 34% in the second quarter of 2012 and approximately 54% between September 30, 2012, and October 15, 2012. The Company sold $677 million in mortgage loans during the third quarter of 2012, up $138 million, or 26%, on a linked quarter basis. Sales margins on the sale of mortgage loans improved slightly on a linked quarter basis. The mortgage origination pipeline was approximately $297 million at September 30, 2012, compared to $300 million at June 30, 2012, and approximately $330 million at October 12, 2012. Mortgage loan repurchases and make-whole payments were $0.2 million in the third quarter of 2012, compared to $0.3 million in the second quarter of 2012.

Aggregate revenues in the third quarter of 2012 for the capital markets, wealth management, brokerage, and trust businesses were stable on a linked quarter basis. Assets under wealth management were $902 million at September 30, 2012.

Noninterest expense increased $0.8 million, or 1%, on a linked quarter basis. One-time acquisition and conversion costs associated with Florida Gulf in the third quarter of 2012 were $3.0 million, or $0.07 per share, up $2.5 million on a linked quarter basis. The Company also incurred pre-tax costs in association with multiple internal projects to improve the long-term earnings, efficiency, risk posture, and growth prospects of the Company totaling $1.6 million, or $0.04 per share, down $3.9 million on a linked quarter basis. The Company incurred approximately $0.9 million in operating expenses associated with the acquired Florida Gulf franchise during the final two-months of the third quarter of 2012. Excluding acquisition and conversion costs and including operating costs associated with Florida Gulf, the primary changes in noninterest expense on a linked quarter basis were:

•	Increased mortgage commissions and incentives of $0.4 million, or 7%;

•	Increased other salary and benefit expense of $1.6 million, or 3% (primarily related to Florida Gulf and revenue producers in Houston); and

•

Increased occupancy and equipment expense of $0.6 million, or 5% (primarily related to the addition of Florida Gulf branches, lease termination costs, and Hurricane Isaac expenses); partially offset by

•	Decreased consulting and professional expenses of $1.1 million;

•	Decreased branch closure costs of $2.5 million; and

•	Decreased severance expense of $0.3 million.

One-time acquisition and conversion costs are projected to be approximately $1 million in the fourth quarter of 2012. The Company anticipates incurring an aggregate $1.3 million in additional pre-tax process improvement costs in the fourth quarter of 2012, the pre-tax financial benefits of which are projected to be approximately $5.9 million in the full year of 2013 and each year thereafter. Excluding acquisition, conversion, and process improvement costs, the Company’s tangible efficiency ratio was 71.2% in the third quarter of 2012, an improvement from 74.4% in the second quarter in 2012.

Loans

In the third quarter of 2012, total loans increased $493 million, or 6%, of which $216 million in loan growth was due to the Florida Gulf acquisition. The loan portfolio associated with FDIC-assisted acquisitions decreased $51 million, or 4%, compared to June 30, 2012. Excluding loans associated with Florida Gulf and FDIC-assisted transactions, total loans increased $329 million, or 5%, over that period (20% annualized rate). Legacy commercial loans increased $251 million, or 5%, and legacy consumer loans increased $90 million, or 6%, during the quarter. Loan growth during the third quarter of 2012 was strongest in the Houston, New Orleans, Memphis, Baton Rouge, Naples, and Birmingham markets. Excluding Florida Gulf, loans and commitments originated during the third quarter of 2012 totaled $1 billion with an average coupon of 3.80% and an average term of 7.8 years, with 46% fixed rate and 54% floating rate. At September 30, 2012, approximately 26% of non-covered loans by volume were floating rate loans tied to LIBOR.

Table C - Period-End Loans ($ in Millions)

	Period-End Balances ($Millions)
			9/30/2012			% Change (Excluding Acquired)			Mix
	9/30/11	6/30/12	Excluding Acquired	FGB	Total	Year/Year	Qtr/Qtr	Annualized	6/30/12	Total 9/30/12
Commercial	$4,276	$4,841	$5,092	$145	$5,237	19%	5%	21%	63%	64%
Consumer	1,232	1,470	1,560	28	1,588	27%	6%	24%	19%	19%
Mortgage	284	236	223	43	266	-22%	-6%	-22%	3%	3%

Non-FDIC Loans	$5,792	$6,547	$6,875	$216	$7,091	19%	5%	20%	85%	86%
Covered Assets	1,378	1,190	1,139	—	1,139	-17%	-4%	-17%	15%	14%

Total Loans	$7,170	$7,737	$8,014	$216	$8,230	12%	4%	14%	100%	100%

Deposits

Total deposits increased $497 million, or 5%, from June 30, 2012 to September 30, 2012, of which $286 million were deposits acquired from Florida Gulf during the third quarter of 2012; therefore, legacy deposit growth was $211 million, or 2% (9% annualized growth) over that period. Noninterest bearing deposits increased $200 million, or 12% (of which $58 million were Florida Gulf deposits), and equated to 19% of total deposits at September 30, 2012. Florida Gulf added $47 million in time deposits during the third quarter, and the legacy franchise reduced time deposits by $61 million, for a net decline of $15 million. Organic core deposit growth (excluding time deposits and the impact of the Florida Gulf acquisition) was $273 million, or 4%. Core deposit growth during the third quarter of 2012 was strongest in the New Orleans, Houston, Lafayette, Little Rock, and Baton Rouge markets.

Table D - Period-End Deposits ($ in Millions)

	Period-End Balances ($Millions)
			9/30/2012			% Change (Excluding Acquired)			Mix
	9/30/11	6/30/12	Excluding Acquired	FGB	Total	Year/Year	Qtr/Qtr	Annualized	6/30/12	Total 9/30/12
Noninterest	$1,415	$1,651	$1,794	$58	$1,852	27%	9%	35%	18%	19%
NOW Accounts	1,688	1,990	1,997	42	2,039	18%	0%	1%	21%	21%
Savings/MMkt	3,360	3,529	3,652	139	3,791	9%	3%	14%	37%	38%
Time Deposits	2,727	2,246	2,184	47	2,231	-20%	-3%	-11%	24%	22%

Total Deposits	$9,190	$9,416	$9,627	$286	$9,913	5%	2%	9%	100%	100%

On an average balance and linked quarter basis, noninterest bearing deposits increased $133 million, or 8%, and interest-bearing deposits increased $110 million, or 1%. The rate on average interest bearing deposits in the third quarter of 2012 was 0.58%, a decrease of seven basis points on a linked quarter basis. Approximately $1.6 billion in CDs are scheduled to re-price over the next 12 months at a weighted average cost of 0.78%. An additional $0.3 billion in time deposits are scheduled to re-price the following 12 months at a weighted average cost of 1.38%. During the third quarter of 2012, new and re-priced CDs were booked at an average cost of 0.57%.

Other Assets And Funding

The investment portfolio equated to 16% of total assets at September 30, 2012, down compared to 17% at each of the prior two quarter-ends. The investment portfolio had a modified duration of 2.7 years at September 30,

2012, unchanged compared to June 30, 2012. The unrealized gain in the portfolio increased from $45 million at June 30, 2012, to $51 million at September 30, 2012. The average yield on investment securities declined 18 basis points on a linked quarter basis, to 2.22% in the third quarter of 2012. The Company holds in its investment portfolio primarily government agency and municipal securities. Municipal securities comprised only 11% of total investments at September 30, 2012. The Company holds no sovereign debt or derivative exposure to foreign counterparties.

Short-term borrowings decreased $115 million at September 30, 2012 compared to June 30, 2012. Long-term debt (including trust preferred securities) increased $11 million, or 4%, between quarter-ends. On a linked quarter basis, average long-term debt increased $14 million, or 3%, and the cost of debt increased three basis points to 3.10%. The cost of average interest bearing liabilities was 0.69% in the third quarter of 2012, a decrease of seven basis points on a linked quarter basis. For the month of September 2012, the average cost of interest bearing liabilities was 0.67%.

Asset Quality

Excluding $613 million in NPAs which were Covered Assets or acquired impaired loans marked to fair value, NPAs at September 30, 2012 were $89 million, up $2 million, or 2%, compared to June 30, 2012. On that basis, NPAs were 0.81% of total assets at September 30, 2012, compared to 0.84% of assets at June 30, 2012. Similarly, loans past due 30 days or more (including nonaccruing loans) increased $6 million, or 8%, and represented 1.30% of total loans at September 30, 2012, unchanged compared to June 30, 2012.

Table E - Asset Quality Summary

Excludes the impact of all FDIC-assisted acquisitions and impaired loans

	For Quarter Ended:			%/Basis Point Change
($ thousands)	9/30/2011	6/30/2012	9/30/2012	Year/Year	Qtr/Qtr
Nonperforming Assets	$89,791	$86,501	$88,601	-1%	2%
Past Due Loans	97,660	84,653	91,164	-7%	8%
Classified Assets	196,537	200,872	247,923	26%	23%

Nonperforming Assets/Assets	0.89%	0.84%	0.81%	(8)	(3)
NPAs/(Loans + OREO)	1.57%	1.33%	1.26%	(31)	(7)
Classified Assets/Total Assets	2.09%	1.94%	2.28%	19	34
(Past Dues & Nonaccruals)/Loans	1.70%	1.30%	1.30%	(40)	(0)

Provision For Loan Losses	$6,302	$4,271	$1,244	-80%	-71%
Net Charge-Offs/(Recoveries)	1,711	1,102	1,923	12%	74%

Provision Less Net Charge-Offs	$4,592	$3,169	$(679)	-115%	-121%

Net Charge-Offs/Average Loans	0.12%	0.07%	0.11%	(1)	4
Reserve For Loan Losses/Loans	1.34%	1.19%	1.10%	(24)	(9)

Excluding Covered Assets and acquired impaired loans, troubled debt restructurings at September 30, 2012, totaled $22 million, or 0.31% of total loans (compared to 0.35% of loans at June 30, 2012). Substantially all of the troubled debt restructurings were included in NPAs at September 30, 2012.

Capital Position

The Company maintains favorable capital strength. At September 30, 2012, the Company reported a tangible common equity ratio of 9.01%, down 36 basis points compared to June 30, 2012. At that date, the Company’s preliminary Tier 1 leverage ratio was 10.01%, down 41 basis points compared to June 30, 2012. The Company’s preliminary total risk-based capital ratio at September 30, 2012 was 14.54%, down 100 basis points compared to June 30, 2012. The decline in these capital ratios was the result of leveraging the balance sheet through the addition of acquired assets and organic loan growth, and the repurchase of common stock totaling approximately $38 million during the third quarter of 2012.

On October 26, 2011, the Company announced a share repurchase program totaling 900,000 shares of common stock to be completed over a one-year period. During the third quarter of 2012, the Company purchased 805,120 shares of IBERIABANK Corporation common stock at a weighted average cost of $47.35 per share. A total of 46,692 shares remain under the currently authorized share repurchase program.

At September 30, 2012, book value per share was $51.44, up $0.76 per share compared to June 30, 2012. Tangible book value per share was $37.07, down $0.21 per share compared to June 30, 2012. Based on the closing stock price of the Company’s common stock of $45.16 per share on October 23, 2012, this price equated to 0.88 times September 30, 2012 book value and 1.22 times September 30, 2012 tangible book value per share.

On September 18, 2012, the Company declared a quarterly cash dividend of $0.34 per share. This dividend level equated to an annualized dividend rate of $1.36 per share and an indicated dividend yield of 3.01%.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 277 combined offices, including 184 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 22 title insurance offices in Arkansas and Louisiana, mortgage representatives in 62 locations in 12 states, eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, LLC office in New Orleans. Since June 30, 2012, the Company opened two bank branch offices in the Little Rock and Baton Rouge markets.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $1.3 billion, based on the NASDAQ closing stock price on October 23, 2012.

The following 11 investment firms currently provide equity research coverage on IBERIABANK Corporation:

•	FIG Partners, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods

•	Oppenheimer & Co., Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Wednesday, October 24, 2012, beginning at 9:00 a.m. Central Time by dialing 1-800-762-4758. The confirmation code for the call is 260099. A replay of the call will be available until midnight Central Time on November 1, 2012 by dialing 1-800-475-6701. The confirmation code for the replay is 260099. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Forward Looking Statements

To the extent that statements in this press release and the accompanying PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and refinements to purchase accounting adjustments for, acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure, hurricanes and other adverse weather events, the volatility and low trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this release and the accompanying PowerPoint presentation is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

Table 1 - IBERIABANK CORPORATION

FINANCIAL HIGHLIGHTS

	For The Quarter Ended September 30,			For The Quarter Ended June 30,
	2012	2011	% Change	2012	% Change
Income Data (in thousands):
Net Interest Income	$96,726	$90,971	6%	$93,172	4%
Net Interest Income (TE) (1)	99,143	93,314	6%	95,593	4%
Net Income	21,234	16,347	30%	12,560	69%
Earnings Available to Common Shareholders- Basic	21,234	16,347	30%	12,560	69%
Earnings Available to Common Shareholders- Diluted	20,828	16,057	30%	12,320	69%

Per Share Data:
Earnings Available to Common Shareholders - Basic	$0.73	$0.55	34%	$0.43	71%
Earnings Available to Common Shareholders - Diluted	0.73	0.54	34%	0.43	71%
Operating Earnings (Non-GAAP)	0.83	0.70	19%	0.54	55%
Book Value	51.44	50.16	3%	50.68	1%
Tangible Book Value (2)	37.07	36.41	2%	37.28	(1%)
Cash Dividends	0.34	0.34	—	0.34	—
Closing Stock Price	45.80	47.06	(3%)	50.45	(9%)

Key Ratios: (3)
Operating Ratios:
Return on Average Assets	0.69%	0.56%		0.43%
Return on Average Common Equity	5.56%	4.31%		3.36%
Return on Average Tangible Common Equity (2)	7.91%	6.22%		4.86%
Net Interest Margin (TE) (1)	3.58%	3.58%		3.59%
Efficiency Ratio	76.7%	77.7%		80.8%
Tangible Efficiency Ratio (TE) (1) (2)	74.3%	75.0%		78.2%
Full-time Equivalent Employees	2,684	2,541		2,574

Capital Ratios:
Tangible Common Equity Ratio	9.01%	9.64%		9.37%
Tangible Common Equity to Risk-Weighted Assets	12.35%	14.21%		13.24%
Tier 1 Leverage Ratio	10.01%	10.42%		10.42%
Tier 1 Capital Ratio	13.27%	15.35%		14.27%
Total Risk Based Capital Ratio	14.54%	16.61%		15.54%
Common Stock Dividend Payout Ratio	47.2%	61.0%		79.9%

Asset Quality Ratios:
Excluding FDIC Covered Assets and acquired impaired loans
Nonperforming Assets to Total Assets (4)	0.81%	0.89%		0.84%
Allowance for Loan Losses to Loans	1.10%	1.34%		1.19%
Net Charge-offs to Average Loans	0.11%	0.12%		0.07%
Nonperforming Assets to Total Loans and OREO (4)	1.26%	1.57%		1.33%

	For The Quarter Ended		For The Quarter Ended
	September 30,		June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
	End of Period	Average	Average	Average	Average
Balance Sheet Summary (in thousands):
Excess Liquidity (5)	$416,693	$238,203	$294,171	$326,810	$328,869
Total Investment Securities	1,946,933	2,005,975	2,048,001	2,047,168	2,051,564
Loans, Net of Unearned Income	8,229,946	8,016,829	7,592,677	7,381,188	7,224,613
Loans, Net of Unearned Income, Excluding Covered Loans and SOP 03-3	7,021,411	6,810,490	6,400,351	6,053,548	5,850,558
Total Assets	12,534,119	12,182,554	11,817,101	11,688,081	11,585,185
Total Deposits	9,913,111	9,705,957	9,463,392	9,380,956	9,252,647
Total Shareholders’ Equity	1,515,154	1,519,338	1,504,102	1,496,782	1,480,538

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(3)	All ratios are calculated on an annualized basis for the period indicated.
(4)	Nonperforming assets consist of nonaccruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5)	Excess Liquidity includes interest-bearing deposits in banks and fed funds sold.

Table 2 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

BALANCE SHEET (End of Period)	September 30,			June 30,
	2012	2011	% Change	2012	% Change
ASSETS
Cash and Due From Banks	$206,373	$206,464	(0.0%)	$195,719	5.4%
Interest-bearing Deposits in Banks	416,693	263,924	57.9%	404,327	3.1%

Total Cash and Equivalents	623,066	470,388	32.5%	600,046	3.8%
Investment Securities Available for Sale	1,757,934	1,776,827	(1.1%)	1,812,746	(3.0%)
Investment Securities Held to Maturity	188,999	280,533	(32.6%)	188,399	0.3%

Total Investment Securities	1,946,933	2,057,360	(5.4%)	2,001,145	(2.7%)
Mortgage Loans Held for Sale	211,132	131,726	60.3%	180,569	16.9%
Loans, Net of Unearned Income	8,229,946	7,169,642	14.8%	7,736,512	6.4%
Allowance for Loan Losses	(201,387)	(175,320)	14.9%	(187,285)	7.5%

Loans, Net	8,028,559	6,994,322	14.8%	7,549,227	6.3%
Loss Share Receivable	431,167	601,862	(28.4%)	469,923	(8.2%)
Premises and Equipment	304,699	280,709	8.5%	291,718	4.4%
Goodwill and Other Intangibles	424,154	403,275	5.2%	395,919	7.1%
Other Assets	564,409	547,052	3.2%	632,571	(10.8%)

Total Assets	$12,534,119	$11,486,694	9.1%	$12,121,118	3.4%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$1,851,569	$1,414,520	30.9%	$1,651,154	12.1%
NOW Accounts	2,038,783	1,688,310	20.8%	1,989,876	2.5%
Savings and Money Market Accounts	3,791,616	3,359,711	12.9%	3,529,060	7.4%
Certificates of Deposit	2,231,143	2,727,488	(18.2%)	2,245,830	(0.7%)

Total Deposits	9,913,111	9,190,029	7.9%	9,415,920	5.3%
Short-term Borrowings	290,000	—	100.0%	405,000	(28.4%)
Securities Sold Under Agreements to Repurchase	241,501	214,824	12.4%	235,768	2.4%
Trust Preferred Securities	111,862	111,862	0.0%	111,862	0.0%
Other Long-term Debt	317,442	350,120	(9.3%)	306,036	3.7%
Other Liabilities	145,049	148,569	(2.4%)	151,492	(4.3%)

Total Liabilities	11,018,965	10,015,404	10.0%	10,626,078	3.7%
Total Shareholders’ Equity	1,515,154	1,471,290	3.0%	1,495,040	1.3%

Total Liabilities and Shareholders’ Equity	$12,534,119	$11,486,694	9.1%	$12,121,118	3.4%

BALANCE SHEET (Average)	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
ASSETS
Cash and Due From Banks	$192,891	$188,260	$189,182	$188,517	$199,610
Interest-bearing Deposits in Banks	236,653	294,171	326,810	328,869	217,423
Investment Securities	2,005,975	2,048,001	2,047,168	2,051,564	2,152,993
Mortgage Loans Held for Sale	182,543	135,273	117,186	131,787	87,769
Loans, Net of Unearned Income	8,016,829	7,592,677	7,381,188	7,224,613	7,164,164
Allowance for Loan Losses	(180,798)	(173,023)	(185,952)	(167,433)	(172,030)
Loss Share Receivable	448,746	508,443	573,776	592,985	626,551
Other Assets	1,279,715	1,223,299	1,238,723	1,234,283	1,230,415

Total Assets	$12,182,554	$11,817,101	$11,688,081	$11,585,185	$11,506,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$1,773,302	$1,640,327	$1,530,504	$1,455,097	$1,368,014
NOW Accounts	2,023,769	1,985,248	1,924,371	1,718,337	1,682,568
Savings and Money Market Accounts	3,701,947	3,524,641	3,481,073	3,413,278	3,350,035
Certificates of Deposit	2,206,939	2,313,176	2,445,008	2,665,935	2,769,153

Total Deposits	9,705,957	9,463,392	9,380,956	9,252,647	9,169,770
Short-term Borrowings	121,957	27,857	4,220	4,337	—
Securities Sold Under Agreements to Repurchase	245,486	245,401	219,846	218,926	218,290
Trust Preferred Securities	113,905	111,862	111,862	111,862	111,862
Long-term Debt	324,923	313,451	324,468	343,687	352,610
Other Liabilities	150,988	151,036	149,947	173,188	149,008

Total Liabilities	10,663,216	10,312,999	10,191,299	10,104,647	10,001,540
Total Shareholders’ Equity	1,519,338	1,504,102	1,496,782	1,480,538	1,505,355

Total Liabilities and Shareholders’ Equity	$12,182,554	$11,817,101	$11,688,081	$11,585,185	$11,506,895

Table 3 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Three Months Ended
INCOME STATEMENT	September 30,			June 30,
	2012	2011	% Change	2012	% Change
Interest Income	$111,951	$111,966	(0.0%)	$109,283	2.4%
Interest Expense	15,225	20,995	(27.5%)	16,111	(5.5%)

Net Interest Income	96,726	90,971	6.3%	93,172	3.8%
Provision for Loan Losses	4,053	6,127	(33.9%)	8,895	(54.4%)

Net Interest Income After Provision for Loan Losses	92,673	84,844	9.2%	84,277	10.0%
Service Charges	6,952	7,448	(6.7%)	6,625	4.9%
ATM / Debit Card Fee Income	2,377	3,132	(24.1%)	2,166	9.7%
BOLI Proceeds and Cash Surrender Value Income	916	924	(0.9%)	905	1.2%
Gain on Sale of Loans, Net	23,085	13,438	71.8%	18,078	27.7%
Gain on Sale of Investments, Net	41	1,206	(96.6%)	901	(95.4%)
Title Revenue	5,623	4,900	14.8%	5,339	5.3%
Broker Commissions	3,092	2,501	23.6%	3,102	(0.3%)
Other Noninterest Income	4,467	3,571	25.1%	4,578	(2.4%)

Total Noninterest Income	46,553	37,120	25.4%	41,694	11.7%
Salaries and Employee Benefits	59,938	52,679	13.8%	58,121	3.1%
Occupancy and Equipment	13,869	14,017	(1.1%)	12,908	7.5%
Amortization of Acquisition Intangibles	1,287	1,385	(7.1%)	1,289	(0.1%)
Other Noninterest Expense	34,754	31,485	10.4%	36,704	(5.3%)

Total Noninterest Expense	109,848	99,566	10.3%	109,022	0.8%
Income Before Income Taxes	29,378	22,398	31.2%	16,949	73.3%
Income Taxes	8,144	6,051	34.6%	4,389	85.5%

Net Income	$21,234	$16,347	29.9%	$12,560	69.1%

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	21,234	16,347	29.9%	12,560	69.1%

Earnings Allocated to Unvested Restricted Stock	(406)	(290)	39.9%	(240)	69.5%

Earnings Available to Common Shareholders - Diluted	20,828	16,057	29.7%	12,320	69.1%

Earnings Per Share, Diluted	$0.73	$0.54	33.9%	$0.43	71.4%

Impact of Non-Operating Expenses	$0.10	$0.16	(35.0%)	$0.11	(8.4%)

Earnings Per Share, Diluted, Excluding Non-operating Expenses	$0.83	$0.70	18.9%	$0.54	55.0%

NUMBER OF SHARES OUTSTANDING
Basic Shares (Average)	29,066,000	29,908,906	(2.8%)	29,463,811	(1.4%)
Diluted Shares (Average)	28,548,432	29,472,519	(3.1%)	28,950,806	(1.4%)
Book Value Shares (Period End) (1)	29,456,748	29,332,856	0.4%	29,497,008	(0.1%)

	2012			2011
INCOME STATEMENT	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Interest Income	$111,951	$109,283	$109,187	$111,799	$111,966
Interest Expense	15,225	16,111	17,326	19,226	20,995

Net Interest Income	96,726	93,172	91,861	92,573	90,971
Provision for Loan Losses	4,053	8,895	2,857	4,278	6,127

Net Interest Income After Provision for Loan Losses	92,673	84,277	89,004	88,295	84,844
Total Noninterest Income	46,553	41,694	37,396	35,455	37,120
Total Noninterest Expense	109,848	109,022	99,873	99,726	99,566

Income Before Income Taxes	29,378	16,949	26,527	24,024	22,398
Income Taxes	8,144	4,389	7,134	6,667	6,051

Net Income	$21,234	$12,560	$19,393	$17,357	$16,347

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	21,234	12,560	19,393	17,357	16,347

Earnings Allocated to Unvested Restricted Stock	(406)	(240)	(364)	(307)	(290)

Earnings Available to Common Shareholders - Diluted	$20,828	$12,320	$19,029	$17,050	$16,057

Earnings Per Share, Basic	$0.73	$0.43	$0.66	$0.59	$0.55

Earnings Per Share, Diluted	$0.73	$0.43	$0.66	$0.59	$0.54

Book Value Per Common Share	$51.44	$50.68	$50.67	$50.48	$50.16
Tangible Book Value Per Common Share	$37.07	$37.28	$37.23	$36.80	$36.41

Return on Average Assets	0.69%	0.43%	0.67%	0.59%	0.56%
Return on Average Common Equity	5.56%	3.36%	5.21%	4.65%	4.31%
Return on Average Tangible Common Equity	7.91%	4.86%	7.43%	6.72%	6.22%

(1)	Shares used for book value purposes exclude shares held in treasury at the end of the period.

Table 4 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Nine Months Ended
INCOME STATEMENT	September 30,
	2012	2011	% Change
Interest Income	$330,422	$308,527	7.1%
Interest Expense	48,662	62,842	(22.6%)

Net Interest Income	281,760	245,685	14.7%
Provision for Loan Losses	15,805	21,589	(26.8%)

Net Interest Income After Provision for Loan Losses	265,955	224,096	18.7%
Service Charges	19,557	19,303	1.3%
ATM / Debit Card Fee Income	6,566	9,011	(27.1%)
BOLI Proceeds and Cash Surrender Value Income	2,771	2,397	15.6%
Gain on Sale of Loans, net	54,782	31,719	72.7%
Gain on Sale of Investments, net	3,779	2,682	40.9%
Title Revenue	15,495	13,202	17.4%
Broker Commissions	9,254	7,767	19.2%
Other Noninterest Income	13,439	10,322	30.2%

Total Noninterest Income	125,643	96,403	30.3%
Salaries and Employee Benefits	172,878	142,356	21.4%
Occupancy and Equipment	39,496	35,196	12.2%
Amortization of Acquisition Intangibles	3,865	3,737	3.4%
Other Noninterest Expense	102,505	92,715	10.6%

Total Noninterest Expense	318,744	274,004	16.3%
Income Before Income Taxes	72,854	46,495	56.7%
Income Taxes	19,667	10,314	90.7%

Net Income	$53,187	$36,181	47.0%

Preferred Stock Dividends	—	—	—

Earnings Available to Common Shareholders - Basic	53,187	36,181	47.0%

Earnings Allocated to Unvested Restricted Stock	(1,007)	(667)	50.9%

Earnings Available to Common Shareholders - Diluted	52,180	35,514	46.9%

Earnings Per Share, diluted	$1.81	$1.27	42.3%

Table 5 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

LOANS RECEIVABLE	September 30,			June 30,
	2012	2011	% Change	2012	% Change
Residential Mortgage Loans:
Residential 1-4 Family	$454,146	$532,109	(14.7%)	$444,785	2.1%
Construction/ Owner Occupied	9,256	17,256	(46.4%)	9,482	(2.4%)

Total Residential Mortgage Loans	463,402	549,365	(15.6%)	454,267	2.0%
Commercial Loans:
Real Estate	3,549,837	3,345,319	6.1%	3,344,209	6.1%
Business	2,449,125	1,846,440	32.6%	2,281,922	7.3%

Total Commercial Loans	5,998,962	5,191,759	15.5%	5,626,131	6.6%
Consumer Loans:
Indirect Automobile	319,389	260,002	22.8%	309,855	3.1%
Home Equity	1,200,886	973,769	23.3%	1,125,313	6.7%
Automobile	55,244	36,753	50.3%	49,411	11.8%
Credit Card Loans	49,330	45,700	7.9%	46,519	6.0%
Other	142,734	112,055	27.4%	125,016	14.2%

Total Consumer Loans	1,767,582	1,428,518	23.7%	1,656,114	6.7%

Total Loans Receivable	8,229,946	7,169,642	14.8%	7,736,512	6.4%

Allowance for Loan Losses	(201,387)	(175,320)		(187,285)

Loans Receivable, Net	$8,028,559	$6,994,322		$7,549,227

ASSET QUALITY DATA (1)	September 30,			June 30,
	2012	2011	% Change	2012	% Change
Nonaccrual Loans	$567,153	$805,247	(29.6%)	$625,938	(9.4%)
Foreclosed Assets	1,648	32	5058.8%	455	262.4%
Other Real Estate Owned	127,525	117,611	8.4%	129,463	(1.5%)
Accruing Loans More Than 90 Days Past Due	5,539	24,741	(77.6%)	8,270	(33.0%)

Total Nonperforming Assets	$701,865	$947,631	(25.9%)	$764,126	(8.1%)

Loans 30-89 Days Past Due	59,063	74,604	(20.8%)	46,391	27.3%

Nonperforming Assets to Total Assets	5.60%	8.25%	(32.1%)	6.30%	(11.2%)
Nonperforming Assets to Total Loans and OREO	8.40%	13.00%	(35.4%)	9.71%	(13.6%)
Allowance for Loan Losses to Nonperforming Loans (2)	35.2%	21.1%	66.5%	29.5%	19.1%
Allowance for Loan Losses to Nonperforming Assets	28.7%	18.5%	55.1%	24.5%	17.1%
Allowance for Loan Losses to Total Loans	2.45%	2.45%	0.1%	2.42%	1.1%
Year to Date Charge-offs	$7,230	$10,186	(29.0%)	$4,627	N/M
Year to Date Recoveries	(2,495)	(7,352)	(66.1%)	(1,815)	N/M

Year to Date Net Charge-offs (Recoveries)	$4,735	$2,834	67.1%	$2,812	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,923	$1,880	2.3%	$1,118	72.0%

(1)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria, including assets acquired in FDIC-assisted transactions.
(2)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 6 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

LOANS RECEIVABLE (Ex-Covered Assets and Acquired Impaired Loans) (1)	September 30,			June 30,
	2012	2011	% Change	2012	% Change
Residential Mortgage Loans:
Residential 1-4 Family	$256,383	$267,222	(4.1%)	$226,447	13.2%
Construction/ Owner Occupied	9,256	17,256	(46.4%)	9,482	(2.4%)

Total Residential Mortgage Loans	265,639	284,478	(6.6%)	235,929	12.6%
Commercial Loans:
Real Estate	2,819,990	2,499,687	12.8%	2,625,700	7.4%
Business	2,353,628	1,723,390	36.6%	2,179,919	8.0%

Total Commercial Loans	5,173,618	4,223,077	22.5%	4,805,619	7.7%
Consumer Loans:
Indirect Automobile	319,309	259,789	22.9%	309,740	3.1%
Home Equity	1,018,983	773,475	31.7%	937,299	8.7%
Automobile	55,234	36,716	50.4%	49,402	11.8%
Credit Card Loans	48,454	44,710	8.4%	45,693	6.0%
Other	140,174	110,254	27.1%	123,032	13.9%

Total Consumer Loans	1,582,154	1,224,944	29.2%	1,465,166	8.0%

Total Loans Receivable	7,021,411	5,732,499	22.5%	6,506,714	7.9%

Allowance for Loan Losses	(77,016)	(76,864)		(77,695)

Loans Receivable, Net	$6,944,395	$5,655,635		$6,429,019

ASSET QUALITY DATA (Ex-Covered Assets and Acquired Impaired Loans) (1)	September 30,			June 30,
	2012	2011	% Change	2012	% Change
Nonaccrual Loans	$66,348	$70,833	(6.3%)	$66,545	(0.3%)
Foreclosed Assets	19	32	(39.7%)	—	100.0%
Other Real Estate Owned	18,448	17,777	3.8%	18,681	(1.2%)
Accruing Loans More Than 90 Days Past Due	3,786	1,149	229.4%	1,275	197.0%

Total Nonperforming Assets	$88,601	$89,791	(1.3%)	$86,501	2.4%

Loans 30-89 Days Past Due	21,029	25,677	(18.1%)	16,833	24.9%

Troubled Debt Restructurings (2)	21,840	29,105	(25.0%)	22,630	(3.5%)
Current Troubled Debt Restructurings (3)	483	1,415	(65.8%)	669	(27.7%)

Nonperforming Assets to Total Assets	0.81%	0.89%	(8.6%)	0.84%	(2.8%)
Nonperforming Assets to Total Loans and OREO	1.26%	1.57%	(19.6%)	1.33%	(5.1%)
Allowance for Loan Losses to Nonperforming Loans (4)	109.8%	106.8%	2.8%	114.6%	(4.1%)
Allowance for Loan Losses to Nonperforming Assets	86.9%	85.6%	1.5%	89.8%	(3.2%)
Allowance for Loan Losses to Total Loans	1.10%	1.34%	(18.2%)	1.19%	(8.1%)
Year to Date Charge-offs	$6,839	$9,789	(30.1%)	$4,237	N/M
Year to Date Recoveries	(2,475)	(6,835)	(63.8%)	(1,796)	N/M

Year to Date Net Charge-offs (Recoveries)	$4,364	$2,954	47.7%	$2,441	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,923	$1,711	12.4%	$1,102	74.5%

(1)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria, excluding assets acquired in FDIC-assisted transactions and acquired impaired loans.
(2)	Troubled debt restructurings meeting past due and nonaccruing criteria are included in loans past due and nonaccrual loans above.
(3)	Current troubled debt restructurings are defined as troubled debt restructurings not past due or on nonaccrual status for the respective periods.
(4)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 7 - Non-Covered and Net Covered Loan Portfolio Volumes And Yields ($ in Millions)

	3Q 2011		4Q 2011		1Q 2012		2Q 2012		3Q 2012
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Non Covered Loans	$5,743	4.99%	$5,874	4.91%	$6,088	4.78%	$6,374	4.68%	$6,863	4.55%

FDIC Covered Loans	$1,422	7.82%	$1,351	16.14%	$1,293	15.97%	$1,219	16.66%	$1,154	18.88%
FDIC Indemnification Asset	627	-1.63%	593	-19.31%	574	-19.26%	508	-22.16%	449	-29.20%

Net Covered Loans	$2,048	4.93%	$1,944	5.33%	$1,867	5.14%	$1,727	5.23%	$1,603	5.42%

Table 8 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Quarter Ended
	September 30, 2012		June 30, 2012		September 30, 2011
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$418,925	7.80%	$446,189	7.42%	$526,668	7.14%
Commercial Loans (TE) (1)	5,832,375	6.61%	5,510,619	6.65%	5,168,460	5.14%
Consumer and Other Loans	1,765,529	6.35%	1,635,869	6.25%	1,469,036	6.43%

Total Loans	8,016,829	6.61%	7,592,677	6.61%	7,164,164	5.55%
Loss Share Receivable	448,746	-29.20%	508,443	-22.16%	626,551	-1.63%

Total Loans and Loss Share Receivable	8,465,575	4.71%	8,101,120	4.80%	7,790,715	4.97%
Mortgage Loans Held for Sale	182,543	3.21%	135,273	3.64%	87,769	4.19%
Investment Securities (TE) (1)(2)	1,963,451	2.22%	1,992,933	2.40%	2,110,070	2.72%
Other Earning Assets	298,681	0.85%	348,267	0.84%	278,771	0.78%

Total Earning Assets	10,910,250	4.14%	10,577,593	4.20%	10,267,325	4.39%
Allowance for Loan Losses	(180,798)		(173,023)		(172,030)
Nonearning Assets	1,453,102		1,412,531		1,411,600

Total Assets	$12,182,554		$11,817,101		$11,506,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$2,023,769	0.35%	$1,985,248	0.38%	$1,682,568	0.45%
Savings and Money Market Accounts	3,701,947	0.46%	3,524,641	0.48%	3,350,035	0.69%
Certificates of Deposit	2,206,939	1.00%	2,313,176	1.14%	2,769,153	1.43%

Total Interest-bearing Deposits	7,932,655	0.58%	7,823,065	0.65%	7,801,756	0.90%
Short-term Borrowings	367,443	0.21%	273,258	0.24%	218,290	0.28%
Long-term Debt	438,828	3.10%	425,313	3.07%	464,472	2.63%

Total Interest-bearing Liabilities	8,738,926	0.69%	8,521,636	0.76%	8,484,518	0.98%
Noninterest-bearing Demand Deposits	1,773,302		1,640,327		1,368,014
Noninterest-bearing Liabilities	150,988		151,036		149,008

Total Liabilities	10,663,216		10,312,999		10,001,540
Shareholders’ Equity	1,519,338		1,504,102		1,505,355

Total Liabilities and Shareholders’ Equity	$12,182,554		$11,817,101		$11,506,895

Net Interest Spread	$96,726	3.45%	$93,172	3.45%	$90,971	3.41%
Tax-equivalent Benefit	2,417	0.09%	2,421	0.09%	2,343	0.09%
Net Interest Income (TE) / Net Interest Margin (TE) (1)	$99,143	3.58%	$95,593	3.59%	$93,314	3.58%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.

(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 9 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Nine Months Ended
	September 30, 2012		September 30, 2011
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$445,085	7.46%	$569,941	6.96%
Commercial Loans (TE) (1)	5,569,467	6.69%	4,636,894	6.11%
Consumer and Other Loans	1,650,302	6.31%	1,367,172	6.65%

Total Loans	7,664,854	6.65%	6,574,007	6.29%
Loss Share Receivable	510,097	-23.16%	666,872	-8.47%

Total Loans and Loss Share Receivable	8,174,951	4.79%	7,240,879	4.93%
Mortgage Loans Held for Sale	145,138	3.44%	64,291	5.02%
Investment Securities (TE) (1)(2)	1,981,130	2.38%	2,053,003	2.67%
Other Earning Assets	343,771	0.79%	240,755	0.77%

Total Earning Assets	10,644,990	4.20%	9,598,928	4.35%
Allowance for Loan Losses	(179,927)		(151,948)
Nonearning Assets	1,431,895		1,209,000

Total Assets	$11,896,958		$10,655,980

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$1,977,963	0.38%	$1,499,111	0.52%
Savings and Money Market Accounts	3,569,705	0.48%	3,110,088	0.74%
Certificates of Deposit	2,321,289	1.14%	2,710,515	1.57%

Total Interest-bearing Deposits	7,868,957	0.65%	7,319,714	1.00%
Short-term Borrowings	288,545	0.23%	219,096	0.25%
Long-term Debt	433,510	3.03%	434,863	2.32%

Total Interest-bearing Liabilities	8,591,012	0.75%	7,973,673	1.05%
Noninterest-bearing Demand Deposits	1,648,502		1,121,650
Noninterest-bearing Liabilities	150,658		158,041

Total Liabilities	10,390,172		9,253,364
Shareholders’ Equity	1,506,786		1,402,616

Total Liabilities and Shareholders’ Equity	$11,896,958		$10,655,980

Net Interest Spread	$281,760	3.44%	$245,685	3.29%
Tax-equivalent Benefit	7,210	0.09%	5,832	0.08%
Net Interest Income (TE) / Net Interest Margin (TE) (1)	$288,970	3.59%	$251,517	3.47%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.

(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 10 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

	For The Quarter Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Net Interest Income (GAAP)	$96,726	$93,172	$90,971
Effect of Tax Benefit on Interest Income	2,417	2,421	2,343

Net Interest Income (TE) (Non-GAAP) (1)	99,143	95,593	93,314

Noninterest Income (GAAP)	46,553	41,694	37,120
Effect of Tax Benefit on Noninterest Income	493	487	498

Noninterest Income (TE) (Non-GAAP) (1)	47,046	42,181	37,618

Taxable Equivalent Revenues (Non-GAAP) (1)	146,189	137,774	130,932

Securities Gains	(41)	(901)	(1,206)

Taxable Equivalent Operating Revenues (Non-GAAP) (1)	$146,148	$136,873	$129,726

Total Noninterest Expense (GAAP)	$109,848	$109,022	$99,566
Less Intangible Amortization Expense	(1,287)	(1,289)	(1,385)

Tangible Noninterest Expense (Non-GAAP) (2)	108,561	107,733	98,181

Merger-related expenses	2,985	456	4,259
Severance expenses	712	1,053	1,601
Branch closure expenses	284	2,743	—
Professsional expenses	574	1,661	291
Litigation settlement	—	—	(250)

Tangible Operating Noninterest Expense (Non-GAAP) (2)	$104,006	$101,820	$92,279

Return on Average Common Equity (GAAP)	5.56%	3.36%	4.31%
Effect of Intangibles (2)	2.35%	1.50%	1.91%
Effect of Non Operating Revenues and Expenses	1.05%	1.19%	1.13%

Operating Return on Average Tangible Common Equity (Non-GAAP) (2)	8.96%	6.05%	7.35%

Efficiency Ratio (GAAP)	76.7%	80.8%	77.7%
Effect of Tax Benefit Related to Tax Exempt Income	(1.6%)	(1.7%)	(1.7%)

Operating Efficiency Ratio (TE) (Non-GAAP) (1)	75.1%	79.1%	76.0%
Effect of Amortization of Intangibles	(0.8%)	(0.9%)	(1.0%)
Effect of Non Operating Revenues and Expenses	(3.1%)	(3.8%)	(3.9%)

Tangible Operating Efficiency Ratio (TE)(Non-GAAP) (1) (2)	71.2%	74.4%	71.1%

	For the Quarter Ended
	September 30, 2012		June 30, 2012		September 30, 2011
	Pretax ($)	Aftertax (per share)	Pretax ($)	Aftertax (per share)	Pretax ($)	Aftertax (per share)
Reported Diluted Earnings per Share	29,378	0.73	16,949	0.43	22,398	0.54
Merger-related expenses	2,985	0.07	456	0.01	4,259	0.09
Severance expenses	712	0.02	1,053	0.02	1,601	0.03
Branch closure expenses	284	0.01	2,743	0.06	—	—
Professsional expenses	574	0.01	1,661	0.04	291	0.01
Litigation settlement	—	—	—	—	(250)	(0.00)
Securities Gains	(41)	(0.00)	(901)	(0.02)	(1,206)	0.03

Operating Income	33,892	0.83	21,961	0.54	27,094	0.70

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.

(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Table 11 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)

	For The Quarter Ended
	September 30, 2012			June 30, 2012			September 30, 2011
	Dollar Amount		Per share	Dollar Amount		Per share	Dollar Amount		Per share
	Pre-tax	After-tax		Pre-tax	After-tax		Pre-tax	After-tax
Net Income (GAAP)	$29,378	$21,234	$0.73	$16,949	$12,560	$0.43	$22,398	$16,347	$0.54
Merger-related expenses	2,985	1,940	0.07	456	296	0.01	4,259	2,769	0.09
Severance expenses	712	463	0.02	1,053	685	0.02	1,601	1,041	0.03
Branch closure expenses	284	185	0.01	2,743	1,783	0.06	—	—	—
Professional expenses	574	373	0.01	1,661	1,080	0.04	291	189	0.01
Litigation settlement	—	—	—	—	—	—	(250)	(163)	(0.00)
Gain on sale of investments	(41)	(27)	(0.00)	(901)	(586)	(0.02)	(1,206)	(784)	0.03

Operating earnings (Non-GAAP)	33,892	24,168	0.83	21,961	15,818	0.54	27,094	19,399	0.70
Covered loan provision for loan losses	1,300	845	0.03	1,435	933	0.03	(175)	(114)	(0.00)
Acquired loan provision for loan losses	1,509	981	0.03	3,189	2,073	0.07	—	—	—
Other provision for loan losses	1,244	809	0.03	4,271	2,776	0.09	6,302	4,096	0.13

Pre-provision operating earnings (Non-GAAP)	$37,945	$26,803	$0.92	$30,856	$21,600	$0.73	$33,221	$23,381	$0.83